EXHIBIT 4.5

APOLLO GOLD CORPORATION
SUBSCRIPTION AGREEMENT FOR FLOW-THROUGH SHARES

TO:	APOLLO GOLD CORPORATION
AND TO:	HAYWOOD SECURITIES INC. (THE "UNDERWRITER")

The undersigned (the "Subscriber") hereby irrevocably subscribes for and offers to purchase from Apollo Gold Corporation (the "Corporation") that number of Flow-Through Shares (as hereinafter defined) specified below at a price of $0.54 per Flow-Through Share.  The Subscriber agrees to be bound by the terms and conditions set forth in the attached "Terms and Conditions of Subscription for Flow-Through Shares" and acknowledges that the Corporation and the Underwriter, and their respective counsel, are relying upon the representations, warranties and covenants of the Subscriber set forth therein and in the schedules thereto. The purchase and sale of the Flow-Through Shares hereunder is being made concurrently with offerings (collectively with the sales hereunder, "Offering") of Flow-Through Shares and Common Shares (as hereinafter defined) (collectively, the "Offered Securities") that the Underwriter has agreed to purchase or to arrange for substitute purchasers consisting of: (i) 13,888,889 Flow-Through Shares; and (ii) 5,555,556 Common Shares at a price of $0.45 per Common Share.  The Offering may be amended by written mutual consent of the Corporation and the Underwriter such that the aggregate gross proceeds from the sale of the Flow-Through Shares and Common Shares, on the same terms and conditions as the Offering (including the sale price thereof), are increased to up to $13,000,000.

SUBSCRIPTION AND SUBSCRIBER INFORMATION

Please print ALL information (other than signatures), as applicable, in the space provided below
(Name of Subscriber):	Number of Common Shares:	x $0.54

Account Reference (if applicable):		=
Aggregate Subscription Price:
By:		(the "Subscription Price")
Authorized Signature
(Official Capacity or Title – if the Subscriber is not an individual)		If the Subscriber is signing as agent for a principal (beneficial purchaser) and is not purchasing as trustee or agent for accounts fully managed by it, complete the following:
(Name of individual whose signature appears above if different than the name of the subscriber printed above.)		(Name of Principal)

(Subscriber's Address, including Municipality and Province)		(Principal's Address)

S.I.N. or Taxation Account of Subscriber

(Telephone Number)	(Email Address)
Account Registration Information:		Delivery Instructions as set forth below:

(Name)		(Name)

(Account Reference, if applicable)
(Address, including Zip Code)		(Address, including Postal Code)

(Account Reference, if applicable)		(Contact Name)	(Telephone Number)
Number and kind of securities of the Corporation held, directly or indirectly, if any:		1. State whether Subscriber is an Insider (as such term is hereinafter defined) of the Corporation:
Yes ☐ No ☐

INSTRUCTIONS FOR SUBSCRIBERS

The Subscriber must:

(1)           Read this Subscription Agreement;

(2)           Complete and execute the face page of this Subscription Agreement;

(3)           Read and complete the Certificate set out in Schedule "A";

(4)           Read and complete the Registration Rights Agreement set out in Schedule "C";

(5)           Make payment for the Subscribed Shares as required by the Terms and Conditions; and

(5)           Deliver the signed documents as required by the Terms and Conditions.

* * * * *

ACCEPTANCE:  The Corporation hereby (i) accepts the above subscription subject to the terms and conditions contained in this Subscription Agreement; (ii) represents and warrants to the Subscriber that the representations and warranties made by the Corporation to the Underwriter in the Underwriting Agreement (as defined herein), which are incorporated by reference in this Subscription Agreement, are true and correct as of the date of the Underwriting Agreement (except as waived by the Underwriter); and (iii) agrees that the Subscriber is entitled to rely, subject to the limitations and other terms of the Underwriting Agreement, on the representations and warranties made by the Corporation to the Underwriter (except as waived by the Underwriter) and on the covenants made by the Corporation (except as waived or modified by the Underwriter) in the Underwriting Agreement, each of which are incorporated by reference in this Subscription Agreement.

APOLLO GOLD CORPORATION

Per:	Date:

TERMS AND CONDITIONS OF SUBSCRIPTION FOR
FLOW-THROUGH SHARES

ARTICLE 1                                INTERPRETATION

1.1	Definitions

(a)           Whenever used in this Subscription Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and phrases shall have the respective meanings ascribed to them as follows:

"affiliate" shall have the meaning ascribed to such term in the Securities Act (Ontario).

"Business Day" means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in Toronto are not open for business.

"Canadian Exploration Expense" or "CEE" means Canadian exploration expense as described in paragraphs (a), (d), (f) or (g.1) of the definition of Canadian exploration expense in subsection 66.1(6) of the Tax Act or that would be described in paragraph (h) of such definition if the reference therein to "paragraphs (a) to (d) and (f) to (g.1)" were a reference to paragraphs (a), (d), (f) and (g.1), excluding expenses that are "Canadian exploration and development overhead expenses" (as defined in the regulations to the Tax Act for purposes of paragraph 66(12.6)(b) of the Tax Act) of the Corporation or amounts which constitute specified expenses for seismic data described in paragraph 66(12.6)(b.1) of the Tax Act or any expenses for prepaid services or rent that do not qualify as outlays and expenses for the period as described in the definition of "expense" in subsection 66(15).

"Closing" shall have the meaning ascribed to such term in Section 4.1.

"Closing Date" shall have the meaning ascribed to such term in Section 4.1.

"Closing Time" shall have the meaning ascribed to such term in Section 4.1.

"Common Shares" means common shares in the capital of the Corporation.

"Compensation Options" has the meaning ascribed in Section 8.1.

"Control Person" means a person, company or combination of persons or companies described in clause (c) of the definition of "distribution" in subsection 1(1) of the Securities Act (Ontario).

"Corporation" means Apollo Gold Corporation and includes any successor corporation to or of the Corporation.

"CRA" means the Canada Revenue Agency.

"distribution" shall have the meaning ascribed to such term in the Securities Act (Ontario).

"Edgar" means the SEC's Electronic Data, Gathering, Analysis and Retrieval System, or any successor system thereto.

"Flow-Through Shares" means Common Shares in the capital of the Corporation being issued which qualify as "flow-through shares" as defined in subsection 66(15) of the Tax Act.

"Insider" shall have the meaning ascribed to such term in the Securities Act (Ontario).

"NYSE AMEX" means NYSE Amex LLC.

"NYSE AMEX Approval" means the approval of the listing by the NYSE AMEX of the Flow-Through Shares and Common Shares sold in the Offering and issuable upon exercise of the Compensation Options.

"Offered Securities" shall have the meaning ascribed to such term on the face page of this Subscription Agreement.

"Offering" shall have the meaning ascribed to such term on the face page of this Subscription Agreement.

"Person" means any individual (whether acting as an executor, trustee, administrator, legal representative or otherwise), corporation, firm, partnership, sole proprietorship, syndicate, joint venture, trustee, trust, unincorporated organization or association, and pronouns have a similar extended meaning.

"Prescribed Forms" means the forms prescribed from time to time under subsection 66(12.7) of the Tax Act and under the applicable provision of the Quebec Tax Act as described in paragraph 1.1(b) hereof filed or to be filed by the Corporation within the prescribed times renouncing to the Subscriber the Resource Expenses incurred pursuant to this Subscription Agreement and all parts or copies of such forms required by the CRA and under the applicable provision of the Quebec Tax Act as described in paragraph 1.1(b) hereof to be delivered to the Subscriber.

"Prescribed Relationship" means a relationship between the Corporation and the Subscriber (including any beneficial purchaser for whom the Subscriber acts) as described in subsection 66(12.671) of the Tax Act, or where the Subscriber and the Corporation are related or otherwise do not deal at arm's length for purposes of the Tax Act.

"Proposed Amendments" means the draft legislation to amend the Tax Act and regulations thereto released by the Minister of Finance (Canada) on December 20, 2002 and November 9, 2006.

"Public Record" means, without limitation, the prospectuses, annual information forms, annual and quarterly reports, offering memoranda, material change reports, press releases and any other documents or reports filed by the Corporation with Securities Regulators during the 24 months preceding the date hereof and which are available on SEDAR or Edgar.

"Quebec Tax Act" means the Taxation Act (Québec) and all rules and regulations made pursuant thereto, all as may be amended, re-enacted or replaced from time to time and any proposed amendments thereto announced publicly from time to time.

"Registration Rights Agreement" means the Registration Rights Agreement attached hereto as Schedule "C".

"Registration Statement" means the registration statement that the Corporation agrees to file with the SEC pursuant to the Registration Rights Agreement to register the Flow-Through Shares sold in the Offering for resale pursuant to the terms of the Registration Rights Agreement.

"Resource Expense" means an expense which is CEE, which is incurred on or after the Closing Date and on or before the Termination Date, which may be renounced by the Corporation as CEE pursuant to subsection 66(12.6) of the Tax Act in accordance with subsection 66(12.66) of the Tax Act with an effective date not later than December 31, 2009 and in respect of which, but for the renunciation, the Corporation would be entitled to a deduction in computing income for the purposes of the Tax Act.

"Rights Agreement" means the shareholders rights plan agreement dated as of the 17th day of January, 2007 between the Corporation and CIBC Mellon Trust Company, as rights agent.

"SEC" means the United States Securities and Exchange Commission.

"Securities Laws" means, in respect of the Offering, the securities laws, regulations and exchange rules having application thereto and the rules, policies, notices and orders issued by the Securities Regulators having application thereto, the securities laws of the United States and the states thereof, and the respective regulations and rules made and forms prescribed thereunder together with all applicable published policy statements and blanket orders and rulings of the applicable securities commissions in Canada, the SEC and all other applicable Securities Regulators including the rules of the TSX and AMEX.

"Securities Regulators" means the securities commissions or other securities regulatory authorities of the United States and all the Selling Jurisdictions or the relevant Selling Jurisdiction as the context requires.

"SEDAR" means the computer system for the transmission, receipt, acceptance, review and dissemination of documents filed in electronic format known as the System for Electronic Document Analysis and Retrieval, which is available online at www.sedar.com

"Selling Jurisdictions" means each of the provinces of Canada and/or in other jurisdictions agreed to by the Corporation and the Underwriter in which the Subscribers are resident.

"Subscriber" means the subscriber for Flow-Through Shares as set out on the face page of this Subscription Agreement or, in the case of a subscription for a beneficial owner, the beneficial owner.

"Subscribed Shares" means the number of Flow-Through Shares set out on the face page of this Subscription Agreement.

"Subscription Agreement" means this subscription agreement (including any schedules hereto) and any instrument amending this Subscription Agreement; "hereof", "hereto", "hereunder", "herein" and similar expressions mean and refer to this Subscription Agreement and not to a particular Article or Section; and the expression "Article" or "Section" followed by a number means and refers to the specified Article or Section of this Subscription Agreement.

"Subscription Price" shall have the meaning ascribed to such term on the face page of this Subscription Agreement.

"Tax Act" means the Income Tax Act (Canada), as amended, re-enacted or replaced from time to time.

"Term Sheet" means the term sheet delivered to potential purchasers of Flow-Through Shares, a copy of which is attached hereto as Schedule "B".

"Termination Date" means December 31, 2010.

"TSX" means the Toronto Stock Exchange.

"TSX Approval" means the conditional approval of the Offering by the TSX.

"Underwriter" means Haywood Securities Inc.

"Underwriting Agreement" means the underwriting agreement to be entered into between the Underwriter and the Corporation in respect of the Offering.

"United States" means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

"U.S. Person" shall have the meaning ascribed to such term in Rule 902(k) of Regulation S under the U.S. Securities Act.

"U.S. Securities Act" means the United States Securities Act of 1933, as amended.

(b)           Any reference to a word or term defined in the Tax Act shall include, for purposes of Québec income taxation, a reference to the equivalent word or term, where applicable, defined in the Quebec Tax Act.  Any reference to the Tax Act or a provision thereof shall include, for purposes of Québec income taxation, a reference to the Quebec Tax Act or the equivalent provision thereof, where applicable.  Any reference to a filing or similar requirement imposed under the Tax Act shall include, for purposes of Québec income taxation, a reference to the equivalent filing or similar requirement, where applicable, under the Quebec Tax Act, provided that, if no filing or similar requirement is provided under the Quebec Tax Act, a copy of any material filed under the Tax Act shall be filed with the Ministère du Revenu du Québec.

1.2	Gender and Number

Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine gender and words importing persons shall include firms and corporations and vice versa.

1.3	Currency

Unless otherwise specified, all dollar amounts in this Subscription Agreement, including the symbol "$", are expressed in Canadian dollars.

1.4	Subdivisions, Headings and Table of Contents

The division of this Subscription Agreement into Articles, Sections, Schedules and other subdivisions, the inclusion of headings and the provision of a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Subscription Agreement.  The headings in this Subscription Agreement are not intended to be full or precise descriptions of the text to which they refer.  Unless something in the subject matter or context is inconsistent therewith, references herein to an Article, Section, Subsection, paragraph, clause or Schedule are to the applicable article, section, subsection, paragraph, clause or schedule of this Subscription Agreement.

ARTICLE 2                                SCHEDULES

2.1	Description of Schedules

The following are the Schedules attached to and incorporated in this Subscription Agreement by reference and deemed to be a part hereof:

Schedule "A"	-	Certificate of Accredited Investor

Schedule "B"	-	Term Sheet

Schedule "C"	-	Registration Rights Agreement

ARTICLE 3                                SUBSCRIPTION AND DESCRIPTION OF FLOW-THROUGH SHARES

3.1	Subscription for Flow-Through Shares

The Subscriber hereby confirms its irrevocable subscription for and offer to purchase the Subscribed Shares from the Corporation, and hereby tenders the Subscription Price, which, upon acceptance by the Corporation, will constitute a binding agreement of the Subscriber with the Corporation to purchase from the Corporation, and, on the part of the Corporation, to sell to the Subscriber, the Subscribed Shares, on and subject to the terms and conditions set out in this Subscription Agreement, for the Subscription Price which is payable as described in Article 4 hereto.

In accordance with the Underwriting Agreement, and subject to the terms and conditions contained in this Subscription Agreement, upon acceptance by the Corporation of this subscription (in whole or in part) the Subscriber will be obliged to purchase from the Corporation the number of Subscribed Shares in respect of which this subscription has been accepted, which will be in substitution of the Underwriter's obligation to purchase such Subscribed Shares.  The Subscriber acknowledges and agrees that no consideration is being paid hereunder in respect of any rights issuable under the Rights Plan.

3.2	Description of Flow-Through Shares

Upon issue, the Flow-Through Shares will be "flow-through shares" as defined in subsection 66(15) of the Tax Act and are not and will not be "prescribed shares" within the meaning of section 6202.1 of the regulations to the Tax Act. The Corporation agrees to:

(a)           incur Resource Expenses in an amount equal to the Subscription Price during the period from and after the Closing Date to and including the Termination Date; and

(b)           renounce Resource Expenses equal to the Subscription Price to the Subscriber with an effective date of renunciation no later than December 31, 2009.

3.3	Acceptance and Rejection of Subscription by the Corporation

The Corporation shall forward to the Subscriber confirmation of acceptance or rejection (in whole or in part) of this Subscription Agreement promptly after the acceptance or rejection of this Subscription Agreement by the Corporation.  The Subscriber acknowledges and agrees that, notwithstanding Section 3.1 above, the Corporation reserves the right, in its absolute discretion, to reject this subscription for Flow-Through Shares, in whole or in part, at any time prior to the Closing Time. If this subscription is rejected in whole, any cheques or other forms of payment delivered to the Underwriter on account of the Subscription Price will be promptly returned to the Subscriber without interest or deduction. If this subscription is accepted only in part, a cheque representing any refund of the Subscription Price for that portion of the subscription for Flow-Through Shares which is not accepted will be promptly delivered to the Subscriber without interest or deduction.

3.4	Payment

The Subscriber shall deliver the aggregate amount payable in respect of the Subscribed Shares to the Underwriter at or before the Closing Time on the Closing Date by certified cheque or bank draft drawn on a Canadian chartered bank or trust company in immediately available and freely transferable Canadian funds and payable to "Haywood Securities Inc." or by wire transfer or other arrangements acceptable to the Underwriter. Such funds shall be held in escrow (without interest) by the Underwriter pending the Closing.

ARTICLE 4                                CLOSING

4.1	Closing

Delivery and sale of the Subscribed Shares and payment of the Subscription Price will be completed (the "Closing") at the offices of the Corporation's Canadian counsel, at 1:00 p.m. (Toronto time) (the "Closing Time") on July 15, 2009 or such other place or date or time as the Corporation and the Underwriter may mutually agree (the "Closing Date").  Subject to Section 3.3, if, prior to the Closing Time, the terms and conditions contained in this Subscription Agreement and the Underwriting Agreement have been complied with to the satisfaction of the Underwriter, or waived by the Underwriter, the Underwriter shall deliver to the Corporation completed Subscription Agreements from the Subscribers (or, if the Underwriter does not have substituted purchasers for any portion of the Offering, from the Underwriter) and payment of the Subscription Price against delivery by the Corporation of certificates representing the Subscribed Shares and such other documentation as may be required pursuant to the Subscription Agreement and the Underwriting  Agreement.

If, prior to the Closing Time, the terms and conditions contained in this Subscription Agreement and the Underwriting Agreement have not been complied with to the satisfaction of the Underwriter, or waived by it (other than delivery by the Corporation to the Subscriber of a certificate representing the Subscribed Shares), the Underwriter, the Corporation and the Subscriber will have no further obligations under this Subscription Agreement.

4.2	Conditions of Closing

The completion of the Offering is conditional upon, among other things, the Corporation obtaining TSX Approval and NYSE AMEX Approval prior to the Closing Date and satisfactory due diligence by the Underwriter in respect of the business and affairs of the Corporation.

The Subscriber acknowledges and agrees that as the sale of the Flow-Through Shares will not be qualified by a prospectus in Canada or registered in the United States, such sale and issuance is subject to the condition that the Subscriber return to the Corporation and/or the Underwriter all documentation required by the Securities Laws.  The Subscriber acknowledges and agrees that the Underwriter and/or the Corporation may provide the Securities Regulators and tax authorities with a list setting forth the identities of the beneficial purchasers of the Flow-Through Shares.  Notwithstanding that the Subscriber may be purchasing Flow-Through Shares as agent on behalf of an undisclosed principal, the Subscriber agrees to provide, on request, particulars as to the identity of such undisclosed principal as may be required by the Corporation in order to comply with the foregoing.

The Subscriber acknowledges and agrees that the obligations of the Corporation hereunder are conditional on the accuracy of the representations and warranties of the Subscriber contained in this Subscription Agreement as of the date of this Subscription Agreement, and as of the Closing Time as if made at and as of the Closing Time, and the fulfilment of the following additional conditions as soon as possible and in any event not later than the Closing Time:

(a)           unless other arrangements acceptable to the Underwriter have been made, payment by the Subscriber of the Subscription Price as set out in Section 3.3;

(b)           the Subscriber having properly completed, signed and delivered this Subscription Agreement to:

Haywood Securities Inc. Suite 2000 - 400 Burrard Street Vancouver, B.C. V6C 3A6 Attention: Michelle Jankovich Facsimile: 604-697-7498

(c)           the Subscriber having properly completed, signed and delivered Schedule "A" hereto.

4.3	Authorization of the Underwriter

The Subscriber irrevocably authorizes the Underwriter, in its discretion, to act as the Subscriber's representative at the Closing, and hereby appoints the Underwriter, with full power of substitution, as its true and lawful attorney with full power and authority in the Subscriber's place and stead:

(a)           to receive one or more certificates representing the Subscribed Shares, to execute in the Subscriber's name and on its behalf all closing receipts and required documents, to complete and correct any errors or omissions in any form or document provided by the Subscriber in connection with the subscription for the Subscribed Shares and to exercise any rights of termination contained in the Underwriting Agreement;

(b)           to extend such time periods and to waive, in whole or in part, any representations, warranties, covenants or conditions for the Subscriber's benefit contained in this Subscription Agreement and the Underwriting Agreement or any ancillary or related document; and

(c)           to terminate this Subscription Agreement if any condition precedent is not satisfied, in such manner and on such terms and conditions as the Underwriter in its sole discretion may determine.

The Subscriber acknowledges and agrees that the Underwriter and the Corporation may vary, amend, alter or waive, in whole or in part, one or more of the terms to be set forth in the Underwriting Agreement in such manner and on such terms and conditions as they may determine, and that any such variation, amendment, alteration or waiver shall not affect in any way the obligations of the Subscriber or such others for whom the Subscriber is contracting hereunder.

ARTICLE 5                                REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

5.1	Representations, Warranties and Covenants of the Corporation

By execution of this Subscription Agreement, the Corporation hereby agrees with the Subscriber that the Subscriber shall have the benefit of the representations and warranties made by the Corporation below and to the Underwriter as set forth in the Underwriting Agreement, and acknowledges that the Subscriber is relying on such representations and warranties in connection with the transactions contemplated herein.  Such representations and warranties shall continue in full force and effect for the benefit of the Subscriber in accordance with the Underwriting Agreement.

The Corporation represents and warrants to, and covenants with, the Subscriber as follows:

(a)           Upon issue, the Flow-Through Shares will be "Flow-Through Shares" as defined in subsection 66(15) of the Tax Act and the Proposed Amendments and are not and will not be "prescribed shares" within the meaning of section 6202.1 of the regulations to the Tax Act. The Corporation does not have and will not have prior to the Termination Date a Prescribed Relationship with the Subscriber and if the Subscriber is a partnership, with a partner or limited partner of such partnership.

(b)           The Corporation is a "principal-business corporation" as defined in subsection 66(15) of the Tax Act and will continue to be a "principal-business corporation" until such time as all of the Resource Expenses required to be renounced under this Subscription Agreement have been incurred and validly renounced pursuant to the Tax Act.

(c)           The Corporation has no reason to believe that it will be unable to: (i) incur, on or after the Closing Date and on or before the Termination Date, or (ii) renounce to the Subscriber effective on or before December 31, 2009, Resource Expenses in an aggregate amount equal to the Subscription Price, and the Corporation has no reason to expect any reduction of such amount by virtue of subsection 66(12.73) of the Tax Act.

(d)           The Corporation hereby agrees to incur Resource Expenses in an amount equal to the Subscription Price on or before the Termination Date in accordance with this Subscription Agreement and agrees to renounce to the Subscriber, on or before March 31, 2010 with an effective date no later than December 31, 2009, pursuant to subsections 66(12.6) and 66(12.66) of the Tax Act, Resource Expenses incurred or to be incurred on or before the Termination Date in an amount equal to the Subscription Price.

(e)           The Corporation shall deliver to the Subscriber, on or before March 31, 2010, the relevant Prescribed Forms, fully completed and executed, renouncing to the Subscriber, Resource Expenses in an amount equal to the Subscription Price with an effective date of no later than December 31, 2009, such delivery constituting the authorization of the Corporation to the Subscriber to file such Prescribed Forms with the relevant taxation authorities.

(f)           The Resource Expenses to be renounced by the Corporation to the Subscriber:

(i)           will constitute CEE on the effective date of the renunciation;

(ii)           will not include expenses that are "Canadian exploration and development overhead expenses" (as defined in the regulations to the Tax Act for purposes of paragraph 66(12.6)(b) of the Tax Act) of the Corporation, the amount of any assistance described in paragraph 66(12.6)(a) of the Tax Act, amounts which constitute specified expenses for seismic data described in paragraph 66(12.6)(b.1) of the Tax Act or any expenses for prepaid services or rent that do not qualify as outlays and expenses for the period as described in the definition of "expense" in subsection 66(15) of the Tax Act;

(iii)           will not include any amount that has previously been renounced by the Corporation to the Subscriber or to any other Person;

(iv)           would be deductible by the Corporation in computing its income for the purposes of Part I of the Tax Act but for the renunciation to the Subscriber; and

(v)           will not be subject to any reduction under subsection 66(12.73) of the Tax Act.

(g)           The Corporation shall not reduce the amount renounced to the Subscriber pursuant to subsection 66(12.6) of the Tax Act.

(h)           The Corporation shall not be subject to the provisions of subsection 66(12.67) of the Tax Act in a manner which impairs its ability to renounce Resource Expenses to the Subscriber in an amount equal to the Subscription Price.

(i)           The Corporation acknowledges that it is not now entitled to receive any assistance, as defined in the Tax Act, in respect of the Resource Expenses.  If the Corporation receives, or becomes entitled to receive, any government assistance which is described in paragraph (a) of the definition of "excluded obligation" in subsection 6202.1(5) of the regulations made under the Tax Act and the receipt of or entitlement to receive such government assistance has or will have the effect of reducing the amount of CEE validly renounced to the Subscriber hereunder to less than the aggregate of the Subscription Price, the Corporation shall incur additional Resource Expenses on or before the time it renounces the Resource Expenses to the Subscriber pursuant to their Subscription Agreement in an amount sufficient to allow it to renounce to the Subscriber, the Subscription Price.

(j)           The Corporation shall use the gross proceeds of the Offering for general exploration activities on the Corporation's properties and shall deliver to the Subscriber, on or before March 31, 2010, a list of the provinces, territories or other jurisdictions in Canada where the Corporation has incurred, or intends to incur, Resource Expenses together with the amount incurred in each such province, territory or other jurisdiction of Canada.

(k)           The Corporation shall file with the CRA, and, if applicable, with the appropriate authorities in the Province of Québec, within the time prescribed by subsection 66(12.68) of the Tax Act and the applicable provisions of the Quebec Tax Act (i) the forms prescribed for the purposes of such legislation, together with a copy of this Subscription Agreement and shall forthwith following such filings provide to the Subscriber a copy of such forms; and (ii) the form prescribed for purposes of subsection 66(12.7) of the Tax Act on or before the last day of the first month after each month in which any renunciation is made pursuant to the terms of this Subscription Agreement.

(l)           The Corporation will keep proper books, records and accounts in respect of all Resource Expenses and all transactions and events affecting the Subscription Price, the Resource Expenses and the amounts renounced to the Subscriber hereunder, and upon reasonable notice, will, on a timely basis, make such books, records, accounts and any other relevant documents available for inspection and audit by or on behalf of the Subscriber.

(m)           Neither the Corporation nor any corporation "associated" (as such term is defined in the Tax Act) with the Corporation is a party to any other agreement for the issuance of Flow-Through Shares for which the required expenditures have not been incurred.

(n)           The Corporation has not and will not enter into transactions or take deductions which would otherwise reduce its cumulative CEE to an extent which would preclude a renunciation of Resource Expenses hereunder in an amount equal to the Subscription Price on or before December 31, 2009.

(o)           The Corporation will file with the CRA, before March 31 of the year following a particular year, any return required to be filed under Part XII.6 of the Tax Act in respect of the particular year, and will pay any tax or other amount owing in respect of that return on a timely basis.

(p)           If the Corporation amalgamates with any one or more companies, any shares issued to or held by the Subscriber as a replacement for the Flow-Through Shares as a result of such amalgamation will qualify, by virtue of subsection 87(4.4) of the Tax Act, as Flow-Through Shares and in particular will not be "prescribed shares" as defined in section 6202.1 of the regulations to the Tax Act.

5.2	Indemnification

If the Corporation does not incur and renounce to the Subscriber, effective on or before December 31, 2009, Resource Expenses equal to the Subscription Price, the Corporation shall indemnify and hold harmless the Subscriber and each of the partners thereof if the Subscriber is a partnership or a limited partnership (for the purposes of this paragraph, each an "Indemnified Person") as to, and pay in settlement thereof to the Indemnified Person on or before the twentieth Business Day following the Termination Date, as sole recourse to the Indemnified Person, an amount equal to the amount of any tax (within the meaning of paragraph (b) of the definition of "excluded obligation" in subsection 6202.1(5) of the regulations to the Tax Act or paragraph (c) of that definition pursuant to the Proposed Amendments) payable under the Tax Act (and under any corresponding provincial legislation) by any Indemnified Person as a consequence of such failure.  In the event that the CRA (or any similar provincial tax authority) reduces the amount renounced by the Corporation to the Subscriber pursuant to subsection 66(12.73) of the Tax Act (or any corresponding provincial legislation), the Corporation shall indemnify and hold harmless each Indemnified Person as to, and pay in settlement thereof to the Indemnified Person an amount equal to the amount of any tax (within the meaning of paragraph (b) of the definition of "excluded obligation" in subsection 6202.1(5) of the regulations to the Tax Act or paragraph (c) of that definition pursuant to the Proposed Amendments) payable under the Tax Act (and under any corresponding provincial legislation) by the Indemnified Person as a consequence of such reduction provided that nothing in this paragraph shall derogate from any rights or remedies the Subscriber may have at common law with respect to liabilities other than those payable under the Tax Act and any corresponding provincial legislation. For certainty, the foregoing indemnity shall have no force or effect and the Subscriber shall not have any recourse or rights of action to the extent that such indemnity, recourse or rights of action would otherwise cause the Flow-Through Shares to be "prescribed shares" within the meaning of section 6202.1 of the regulations to the Tax Act.

To the extent that any Person entitled to be indemnified hereunder is not a party to this Subscription Agreement, the Subscriber shall obtain and hold the rights and benefits of this Subscription Agreement in trust for, and on behalf of, such Person and such Person shall be entitled to enforce the provisions of this section notwithstanding that such Person is not a party to this Subscription Agreement.

ARTICLE 6                                ACKNOWLEDGEMENTS, COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

6.1	Representations, Warranties and Covenants of the Subscriber

The Subscriber, on its own behalf and, if applicable, on behalf of each beneficial purchaser for whom it is acting, hereby represents and warrants to, and covenants with, the Corporation and the Underwriter as follows as at the date hereof and as at the Closing Time and acknowledges that the Corporation and the Underwriter, and their respective counsel, are relying on such representations and warranties in connection with the transactions contemplated herein:

(a)           The Subscriber and (if applicable) each beneficial purchaser for whom it is acting is resident or, if not an individual, has its head office, in the jurisdiction set out on the face page of this Subscription Agreement.  The address set forth on the face page of this Subscription Agreement is the residence or place of business of the Subscriber, or the residence or place of business of any beneficial purchaser for whom the Subscriber is acting, and such address was not obtained or used solely for the purpose of acquiring Flow-Through Shares and the Subscriber and any beneficial purchaser was solicited to purchase Flow-Through Shares solely in such jurisdiction. The Subscriber and, if the Subscriber is a partnership, any partner or limited partner of the partnership, or if the Subscriber is a corporation or limited liability company, any director, manager or officer, does not have and will not have prior to the Termination Date a Prescribed Relationship with the Corporation.

(b)           The Subscriber is not a "U.S. Person" (as that term is defined by Regulation S under the U.S. Securities Act, which definition includes, but is not limited to, an individual resident in the United States, an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or company organized or incorporated under the laws of the United States (or any State thereof)) and is not acquiring the Flow-Through Shares for the account or benefit of a U.S. Person or a person in the United States.

(c)           The Flow-Through Shares have not been offered to the Subscriber in the United States, and the individuals making the order to purchase the Flow-Through Shares and executing and delivering this Agreement on behalf of the Subscriber were not in the United States when the order was placed and this Subscription Agreement was executed and delivered.

(d)           The Subscriber undertakes and agrees that it will not offer or sell the Flow-Through Shares in the United States unless such shares are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or another exemption from such registration requirements is available, and further that it will not resell the Flow-Through Shares except in accordance with the provisions of applicable securities legislation, regulations, rules, policies and orders and stock exchange rules.

(e)           The Subscriber will not engage in hedging transactions with regard to the Flow-Through Shares unless conducted in compliance with the U.S. Securities Act.

(f)           The Subscriber acknowledges that the Corporation and its transfer agent will refuse to register any transfer of any of the Flow-Through Shares not made in accordance with the provisions of Regulation S of the U.S. Securities Act, pursuant to an available exemption from registration under the U.S. Securities Act or under an effective registration statement under the U.S. Securities Act.

(g)           The Subscriber, on its own behalf and (if applicable) on behalf of each beneficial purchaser for whom it is acting, represents, warrants and certifies as set out in Schedule "A" hereto and further certifies that the Subscriber and (if applicable) each such beneficial purchaser, as the case may be, falls into one or more of the categories of prospectus exempt purchasers listed in Schedule "A" hereto (as specified by the Subscriber in such Schedule).

(h)           The Subscriber has duly and properly completed, executed and delivered to the Corporation within applicable time periods, the certificate and form set forth in Schedule "A" hereto and the representations, warranties and certifications contained therein are true and correct as at the date hereof and will be true and correct at the Closing Time.

(i)           The execution and delivery of this Subscription Agreement, the performance and compliance with the terms hereof, the subscription for and purchase of the Subscribed Shares and the completion of the transactions described herein by the Subscriber will not result in any material breach of, or be in conflict with or constitute a material default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a material default under any term or provision of the constating documents, by-laws or resolutions of the Subscriber or any beneficial purchaser for whom the Subscriber is acting, the Securities Laws or any other laws applicable to the Subscriber or any beneficial purchaser for whom the Subscriber is acting, any agreement to which the Subscriber or any beneficial purchaser for whom the Subscriber is acting is a party, or any judgment, decree, order, statute, rule or regulation applicable to the Subscriber or any beneficial purchaser for whom the Subscriber is acting

(j)           The Subscriber is subscribing for the Subscribed Shares as principal for its own account and not for the benefit of any other Person (within the meaning of applicable Securities Laws) and not with a view to the resale or distribution of all or any of the Subscribed Shares, or if it is not subscribing as principal, it acknowledges that the Corporation may be required by law to disclose to certain regulatory authorities the identity of each beneficial purchaser of the Subscribed Shares for whom it is acting and agrees to provide such information.

(k)           In the case of a subscription for the Subscribed Shares by the Subscriber acting as trustee or agent (including, for greater certainty, a portfolio manager or comparable adviser) for a principal, the Subscriber is duly and properly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription on behalf of such beneficial purchaser, who is subscribing as principal for its own account, not for the benefit of any other Person and not with a view to the resale or distribution of the Subscribed Shares, and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of and constitutes a legal, valid and binding agreement of such principal, enforceable in accordance with its terms against such principal, and the Subscriber acknowledges that the Corporation and/or the Underwriter may be required by law to disclose the identity of such beneficial purchaser for whom the Subscriber is acting and agrees to provide information as the Corporation and/or the Underwriter may be required to disclose.

(l)           In the case of a subscription for the Subscribed Shares by the Subscriber acting as principal, this Subscription Agreement has been duly and properly authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of, the Subscriber.  This Subscription Agreement is enforceable in accordance with its terms against the Subscriber and (if applicable) any beneficial purchaser on whose behalf the Subscriber is acting.

(m)           If the Subscriber is:

(i)           a corporation, the Subscriber is duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation and has all requisite legal and corporate power and authority to execute and deliver this Subscription Agreement, to subscribe for the Subscribed Shares as contemplated herein and to observe and perform its obligations under the terms of this Subscription Agreement;

(ii)           a partnership, syndicate or other form of unincorporated organization, the Subscriber has the necessary legal capacity and authority to execute and deliver this Subscription Agreement on behalf of such organization and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof; or

(iii)           an individual, the Subscriber is of the full age of majority and is legally competent to execute this Subscription Agreement and to observe and perform his or her covenants and obligations hereunder.

(n)           Other than the Underwriter (and any group of investment dealers managed by the Underwriter for the purposes of offering the Flow-Through Shares for sale), there is no person acting or purporting to act in connection with the transactions contemplated herein who is entitled to any brokerage or finder's fee.  If any person claims that any fee or other compensation is payable by the Corporation or the Underwriter in connection with this subscription for the Subscribed Shares, the Subscriber covenants to indemnify and hold harmless the Corporation and the Underwriter with respect thereto and with respect to all costs reasonably incurred in the defence thereof.

(o)           The Subscriber is not, with respect to the Corporation or any of its affiliates, a Control Person and will not become a Control Person by virtue of the purchase of the Subscribed Shares, and does not intend to act in concert with any other person to form a Control Person of the Corporation.

(p)           The Subscriber is not purchasing Flow-Through Shares with knowledge of any material fact or information concerning the Corporation which has not been generally disclosed to the public.

(q)           No person has made to the Subscriber any written or oral representations:

(i)	that any person will resell or repurchase any of the Flow-Through Shares;

(ii)	that any person will refund the Subscription Price; or

(iii)	as to the future price or value of the Flow-Through Shares.

(r)           This subscription for Flow-Through Shares has not been made through or as a result of, and the distribution of Flow-Through Shares is not being accompanied by, any form of advertisement, including, without limitation, in printed public media, radio, television, internet or telecommunications, including electronic display, or as part of a general solicitation.

(s)           None of the funds the Subscriber is using to purchase the Subscribed Shares is, to the knowledge of the Subscriber, proceeds obtained or derived, directly or directly, as a result of illegal activities.

(t)           The Subscriber, and any beneficial purchaser for whom it is acting, deals at arm's length and will continue to deal at arm's length (within the meaning of the Tax Act and applicable Securities Laws) with the Corporation.

(u)           If the Subscriber or a beneficial purchaser for whom it is acting, as the case may be, is a corporation, trust or partnership, it does not and will not have, in respect of a renunciation of Resource Expenses hereunder, a "prohibited relationship" with the Corporation within the meaning of subsection 66(12.671) of the Tax Act.

(v)           Neither the Subscriber, nor any beneficial purchaser for whom it is acting, as the case may be, has or will knowingly enter into any agreement or arrangement which will cause the Flow-Through Shares to be or become "prescribed shares" for purposes of the Tax Act.

(w)           The delivery of this subscription, the acceptance hereof by the Corporation and the issuance of Subscribed Shares to the Subscriber complies with all applicable laws of the Subscriber's jurisdiction of residence and domicile and will not cause the Corporation or any of its officers or directors to become subject to or require any disclosure, prospectus or other reporting requirement to which the Corporation is not currently subject and which is not otherwise contemplated in this Subscription Agreement.

(x)           If the Subscriber is a corporation, syndicate, partnership or other form of entity (other than an investment fund, as defined in National Instrument 45-106), the Subscriber was not created or is not being used solely to purchase or hold the Subscribed Shares and has a bona fide purpose other than investing in the Subscribed Shares.

6.2	Acknowledgments and Agreements of the Subscriber

The Subscriber, on its own behalf and, if applicable, on behalf of each beneficial purchaser for whom it is acting, acknowledges and agrees as follows:

(a)           The Subscriber has received a copy of the Term Sheet setting out the principal terms of the Offering.

(b)           The Subscriber acknowledges that the Corporation contemplates completing the Offering and that the aggregate gross proceeds of the Offering will be $10,000,000, and may be increased to $13,000,000 upon written mutual consent of the Corporation and the Underwriter.

(c)           No securities commission, agency, governmental authority, regulatory body, stock exchange or other regulatory body has reviewed or passed on the merits of the Subscribed Shares.

(d)           The Subscribed Shares shall be subject to statutory resale restrictions under the United States and the Securities Laws of the province or territory in which the Subscriber resides and under other applicable securities laws, and the Subscriber covenants that it will not resell the Subscribed Shares except in compliance with such laws, and the Subscriber acknowledges that it is solely responsible (and neither the Corporation nor the Underwriter is in any way responsible) for such compliance.

(e)           The Subscriber's ability to transfer the Subscribed Shares is limited by, among other things, applicable Securities Laws.

(f)           In addition, the Subscriber acknowledges that, while the Corporation has agreed to file the Registration Statement and use its commercially reasonable efforts to cause it to be declared effective by the SEC, there is no assurance that the Corporation will be able to cause the Registration Statement to be declared effective by the SEC, and if the Registration Statement is not declared effective by the SEC, the Flow-Through Shares may not be resold by the Subscriber, except pursuant to an exemption contained under the applicable securities laws, which may not be available, and if the Registration Statement is not declared effective, the Flow-Through Shares remain "restricted" securities under the U.S. Securities Act and may only be sold pursuant to an effective registration statement with respect to such securities, pursuant to Regulation S or another exemption from the registration requirements of the U.S. Securities Act.

(g)           The certificates representing the Subscribed Shares will bear, as of the Closing Date, the following legends as required by National Instrument 45-102 – Resale of Securities and with the necessary information inserted and the Subscriber agrees to comply with the terms of such legends:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE <INSERT DATE THAT IS FOUR (4) MONTHS AND ONE (1) DAY AFTER CLOSING DATE>"

In addition, the certificates representing the Subscribed Shares will also bear a legend substantially in the following form as required by the TSX, and the Subscriber agrees to comply with the terms of such legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE ("TSX"); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT 'GOOD DELIVERY' IN SETTLEMENT OF TRANSACTIONS ON THE TSX."

In addition, the certificates representing the Subscribed Shares will also bear a legend substantially in the following form as required by the Rights Plan:

"UNTIL THE SEPARATION TIME (AS DEFINED IN THE RIGHTS AGREEMENT REFERRED TO BELOW), THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN A SHAREHOLDER RIGHTS PLAN AGREEMENT, DATED AS OF THE 17TH DAY OF JANUARY, 2007 (THE "RIGHTS AGREEMENT"), BETWEEN THE CORPORATION AND CIBC MELLON TRUST COMPANY, AS RIGHTS AGENT, THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH MAY BE INSPECTED DURING NORMAL BUSINESS HOURS AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.  UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS MAY BE TERMINATED, MAY EXPIRE, MAY BECOME VOID (IF, IN CERTAIN CASES, THEY ARE "BENEFICIALLY OWNED" BY AN "ACQUIRING PERSON", AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT, WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR ANY SUBSEQUENT HOLDER) OR MAY BE EVIDENCED BY SEPARATE CERTIFICATES AND MAY NO LONGER BE EVIDENCED BY THIS CERTIFICATE.  THE CORPORATION WILL MAIL OR ARRANGE FOR THE MAILING OF A COPY OF THE RIGHTS AGREEMENT TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE AS SOON AS IS PRACTICABLE AFTER THE RECEIPT OF A WRITTEN REQUEST THEREFORE".

In addition, the certificates representing the Subscribed Shares will also bear a legend substantially in the following form as required by the U.S. Securities Act:

"THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S ADOPTED UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY THEREOF; (B) TO PERSONS OTHER THAN U.S. PERSONS OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT (IF AVAILABLE); OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY, FURNISH TO THE ISSUER OR ISSUER'S COUNSEL SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED BY THE ISSUER TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED SATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY, EXCEPT AS PERMITTED BY THE SECURITIES ACT. "

(h)           The Underwriter and/or its counsel, directors, officers, employees, agents and representatives assume no responsibility or liability of any nature whatsoever for the accuracy or adequacy of the Public Record or any publicly available information concerning the Corporation or as to whether all information concerning the Corporation that is required to be disclosed or filed by the Corporation under the Securities Laws has been so disclosed or filed.

(i)           The Subscriber and each beneficial purchaser for whom it is acting shall execute and file, together with the prescribed fees, all documentation required by the applicable Securities Laws or by any legislation or order in force in its jurisdiction of residence or to which it may be subject, within the time limits prescribed to permit the subscription for, and issuance of, the Subscribed Shares and thereafter for any subsequent disposition thereof and agrees that it will furnish to the Corporation such certificates, legal opinions and other documentation as may be required by the Corporation.

(j)           If required by applicable Securities Laws or by the Corporation, the Subscriber and each beneficial purchaser for whom it is acting will execute, deliver and file or assist the Corporation in filing such reports, undertakings and other documents with respect to the issue of the Subscribed Shares as may be required by any securities commission, stock exchange or other regulatory authority.

(k)           The Subscriber, and each beneficial purchaser for whom it is acting, have been advised to consult their own legal advisors with respect to trading in the Subscribed Shares and with respect to the resale restrictions imposed by the Securities Laws of the United States or any province or territory in which the Subscriber resides and other applicable securities laws, and acknowledges that no representation has been made respecting the applicable hold periods imposed by the Securities Laws or other resale restrictions applicable to such securities which restrict the ability of the Subscriber (or others for whom it is acting) to resell such securities that the Subscriber (or others for whom it is acting) is solely responsible to find out what these restrictions are and the Subscriber is solely responsible (and neither the Corporation nor the Underwriter is in any way responsible) for compliance with applicable resale restrictions and the Subscriber is aware that it (or the beneficial purchaser for whom it is acting) may not be able to resell such securities except in accordance with limited exemptions under the Securities Laws and other applicable securities laws.

(l)           The Subscriber has not received or been provided with a prospectus, offering memorandum (within the meaning of the Securities Laws) or any sales or advertising literature in connection with the Offering and the Subscriber's decision to subscribe for Flow-Through Shares was not based upon, and the Subscriber has not relied upon, any verbal or written representations as to facts made by or on behalf of the Corporation or the Underwriter. The Subscriber's decision to subscribe for Flow-Through Shares was based solely upon the Term Sheet attached hereto as Schedule "B" and information about the Corporation which is publicly available (any such information having been obtained by the Subscriber without independent investigation or verification by the Underwriter).

(m)           The Corporation and the Underwriter, and their respective counsel, are relying on the representations, warranties and covenants contained herein and in the applicable Schedules attached hereto to determine the Subscriber's eligibility to subscribe for Flow-Through Shares under applicable Securities Laws and the Subscriber agrees to indemnify the Corporation, the Underwriter and each of their respective directors and officers against all losses (other than loss of profits), claims, costs, expenses, damages or liabilities which any of them may suffer or incur as a result of or arising from reliance thereon.  The Subscriber undertakes to immediately notify the Underwriter of any change in any statement or other information relating to the Subscriber set forth in such applicable Schedules that takes place prior to the Closing Time.

(n)           The Corporation and the Underwriter are relying on an exemption from the requirement to provide the Subscriber with a prospectus under the Securities Laws and, as a consequence of acquiring Flow-Through Shares pursuant to such exemption, certain protections, rights and remedies provided by the Securities Laws, including statutory rights of rescission and/or damages, will not be available to the Subscriber.

(o)           The Flow-Through Shares are being offered and sold in reliance on the exemption from registration contained in Regulation S of the U.S. Securities Act.  Following the Closing, the Corporation has agreed to register the resale of the Flow-Through Shares under the U.S. Securities Act pursuant to the Registration Rights Agreement.

(p)           The Subscriber, and each beneficial purchaser for whom it is acting, is responsible for obtaining such independent legal and tax advice as it considers appropriate in connection with the execution, delivery and performance of this Subscription Agreement and the transactions contemplated under this Subscription Agreement, including without limitation for the proposes of giving representations, warranties and covenants under this Subscription Agreement.

(q)           There is no government or other insurance covering the Flow-Through Shares.

(r)           The Subscriber acknowledges that the Underwriter's counsel and the Corporation's counsel are acting as counsel to the Underwriter and the Corporation, respectively, and not as counsel to the Subscriber.

(s)           The Subscriber acknowledges that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel or other advisors retained by the Subscriber) relating to the purchase of the Subscribed Shares shall be borne by the Subscriber.

(t)           The Subscriber and each beneficial purchaser for whom it is acting acknowledge that the Flow-Through Shares are speculative in nature and that there are risks associated with the purchase of Flow-Through Shares and the Subscriber and each beneficial purchaser for whom it is acting has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of its investment in the Subscribed Shares, fully understands the speculative nature of the Subscribed Shares and is able to bear the economic risk of loss of its entire investment.

(u)           The Subscriber has evaluated the risks involved in investing in the Common Shares and has determined that the Common Shares are a suitable investment for the Subscriber.  Specifically, the aggregate amount of the investments the Subscriber has in, and the Subscriber's commitments to, all similar investments that are illiquid is reasonable in relation to the Subscriber's net worth, both before and after the subscription for and purchase of the Common Shares pursuant to this Agreement.

(v)           The Subscriber represents and warrants further that the Subscriber has no contract, understanding, agreement or arrangement with any Person to sell or transfer or pledge to such Person or anyone else any of the Common Shares for which the Subscriber hereby subscribes (in whole or in part); and the Subscriber represents and warrants that the Subscriber has no plans to enter into any such contract, undertaking, agreement or arrangement.

(w)           The Subscriber acknowledges that it has been furnished with such documents, materials and information as the Subscriber deems necessary or appropriate for evaluating an investment in the Company.  The Subscriber further acknowledges that it has had the opportunity to ask questions of, and receive answers from, the directors and officers of the Company and the Underwriter, concerning the terms and conditions of the Common Shares and the Offering.

6.3	Reliance on Representations, Warranties, Covenants and Acknowledgements

The Subscriber acknowledges and agrees that the representations, warranties, covenants and acknowledgements made by the Subscriber in this Subscription Agreement are made with the intention that they may be relied upon by the Corporation and the Underwriter in determining the Subscriber's eligibility (and, if applicable, the eligibility of others for whom the Subscriber is acting) to purchase Flow-Through Shares under the Securities Laws.  The Subscriber further agrees that by accepting Flow-Through Shares, the Subscriber shall be representing and warranting that such representations, warranties, acknowledgements and covenants are true as at the Closing Time with the same force and effect as if they had been made by the Subscriber at the Closing Time and that they shall survive the purchase by the Subscriber of Flow-Through Shares and shall continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of any of such Flow-Through Shares.

ARTICLE 7                                SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1	Survival of Representations, Warranties and Covenants of the Corporation

The representations, warranties and covenants of the Corporation contained in this Subscription Agreement shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Subscriber with respect thereto, shall continue in full force and effect for the benefit of the Subscriber and the Underwriter.

7.2	Survival of Representations, Warranties and Covenants of the Subscriber

The representations, warranties and covenants of the Subscriber contained in this Subscription Agreement shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Corporation or the Underwriter with respect thereto, shall continue in full force and effect for the benefit of the Corporation and the Underwriter.

ARTICLE 8                                COMMISSION

8.1	Commission to Underwriter

The Subscriber understands that in connection with the Offering the Underwriter will receive from the Corporation, on Closing, a cash commission equal to 6.5% of the gross proceeds from the Offering.  In addition, the Underwriter will receive a number of compensation options ("Compensation Options") that is equal to 6% of the number of Offered Securities sold pursuant to the Offering, each Compensation Option being exercisable at a price of $0.45 for a period of 24 months from the Closing Date to acquire one Common Share.  No other fee or commission is payable by the Corporation in connection with the completion of the Offering; however, the Corporation will pay certain fees and expenses of the Underwriter in connection with the Offering, as set out in the Underwriting  Agreement.

ARTICLE 9                                COLLECTION OF PERSONAL INFORMATION

9.1	Collection of Personal Information

By executing this Subscription Agreement, the Subscriber hereby consents to the collection, use and disclosure of the personal information provided herein and other personal information provided by the Subscriber or collected by the Corporation or its agents as reasonably necessary in connection with the Subscriber's subscription for the Subscribed Shares (collectively, "personal information") as follows: (a) the Corporation may use personal information and disclose personal information to intermediaries such as the Corporation's legal counsel and withholding and/or transfer agents for the purposes of determining the Subscriber's eligibility to invest in the Subscribed Shares and for managing and administering the Subscriber's investment in the Subscribed Shares; (b) if the Subscriber purchased securities through a registered dealer, the Corporation may disclose and collect such personal information relating to the Subscriber's holding of the Subscribed Shares to and from the dealer; (c) the Corporation and its agents may use the Subscriber's social insurance number for income reporting purposes in accordance with applicable law; (d) the Corporation, its agents and advisors, may each collect, use and disclose personal information for the purposes of meeting legal, regulatory, self-regulatory, security and audit requirements (including any applicable tax, securities, money laundering or anti-terrorism legislation, rules or regulations) and as otherwise permitted or required by law, which disclosures may include disclosures to tax, securities or other regulatory or self-regulatory authorities in Canada and/or in foreign jurisdictions, if applicable, in connection with the regulatory oversight mandate of such authorities; (e) the Corporation and its agents and advisors may use personal information and disclose personal information to parties connected with the proposed or actual transfer, sale, assignment, merger or amalgamation of the Corporation or its business or assets or similar transactions, for the purpose of permitting such parties to evaluate and/or proceed with and complete such transaction.  Purchasers, assignees and successors of the Corporation or its business or assets may collect, use and disclose personal information as described in this Subscription Agreement.  The Subscriber acknowledges that the Corporation's agents or intermediaries may be located outside of Canada, and personal information may be transferred and/or processed outside of Canada for the purposes described above, and that measures the Issuer may use to protect personal information while handled by agents, intermediaries or other third parties on its behalf, and personal information otherwise disclosed or transferred outside of Canada for the purposes described above, are subject to legal requirements in foreign countries applicable to Issuer or such third parties, for example lawful requirements to disclose personal information to government authorities in those countries.

If the Subscriber is resident in, or otherwise subject to the applicable securities legislation of Ontario, the Subscriber acknowledges (i) the delivery to the Ontario Securities Commission of the Subscriber's full name, residential address and telephone number, the number and type of securities purchased by the Subscriber, the total purchase price, the exemption relied on, and the date of distribution, (ii) that such information is being collected indirectly by the Ontario Securities Commission under the authority granted to it in securities legislation, (iii) that such information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (iv) that the Administrative Assistant to the Director of Corporate Finance at the Ontario Securities Commission, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8, telephone (416) 593-8086, can be contacted to answer questions about the Ontario Securities Commission's indirect collection of such information. The Subscriber hereby authorizes the indirect collection of such information by the Ontario Securities Commission.

ARTICLE 10                                MISCELLANEOUS

10.1	Further Assurances

Each of the parties hereto upon the request of each of the other parties hereto, whether before or after the Closing Time, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be necessary or desirable to complete the transactions contemplated herein.

10.2	Notices

Any notice, direction or other instrument required or permitted to be given to any party hereto shall be in writing and shall be sufficiently given if delivered personally, or transmitted by facsimile tested prior to transmission to such party, as follows:

(i)           in the case of the Corporation, to:

Apollo Gold Corporation
5655 S. Yosemite Street,
Suite 200
Greenwood Village, CO, USA
80111

Attention:	R. David Russell
Fax:	720-482-0957

with a copy to:

Fogler, Rubinoff LLP
95 Wellington Street West
Suite 1200
Toronto-Dominion Centre
Toronto, Ontario
M5J 2Z9
Attention:	G. Michael Hobart
Fax:	416-941-8852

(ii)           in the case of the Subscriber, at the address specified on the face page hereof, with a copy to the Underwriter at:

Haywood Securities Inc
Brookfield Place, 181 Bay Street
Suite 2910, Box 808
Toronto, Ontario
M5J 2T3
Attention:	Greg McKenzie
Fax:	(416) 507-2350

(b)           Any such notice, direction or other instrument, if delivered personally, shall be deemed to have been given and received on the day on which it was delivered, provided that if such day is not a Business Day then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following such day and if transmitted by fax, shall be deemed to have been given and received on the day of its transmission, provided that if such day is not a Business Day or if it is transmitted or received after the end of normal business hours then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following the day of such transmission.

(c)           Any party hereto may change its address for service from time to time by notice given to each of the other parties hereto in accordance with the foregoing provisions.

10.3	Time of the Essence

Time shall be of the essence of this Subscription Agreement and every part hereof.

10.4	Costs and Expenses

All costs and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred in connection with this Subscription Agreement and the transactions herein contemplated shall be paid and borne by the party incurring such costs and expenses.

10.5	Applicable Law

This Subscription Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the Province of Ontario and the laws of Canada applicable therein, without reference to any conflicts of law rules that would impose a law of another jurisdiction. Any and all disputes arising under this Subscription Agreement, whether as to interpretation, performance or otherwise, shall be subject to the non-exclusive jurisdiction of the courts of the Province of Ontario and each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of such province.

10.6	Entire Agreement

This Subscription Agreement, including the Schedules hereto, constitutes the entire agreement between the parties with respect to the transactions contemplated herein and cancels and supersedes any prior understandings, agreements, negotiations and discussions between the parties.  There are no representations, warranties, terms, conditions, undertakings or collateral agreements or understandings, express or implied, between the parties hereto other than those expressly set forth in this Subscription Agreement or in any such agreement, certificate, affidavit, statutory declaration or other document as aforesaid. This Subscription Agreement may not be amended or modified in any respect except by written instrument executed by each of the parties hereto.

10.7	Counterparts

This Subscription Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Subscription Agreement. Counterparts may be delivered either in original or faxed form and the parties adopt any signature received by a receiving fax machine as original signatures of the parties.

10.8	Assignment

This Subscription Agreement may not be assigned by either party except with the prior written consent of the other parties hereto.

10.9	Enurement

This Subscription Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, successors (including any successor by reason of the amalgamation or merger of any party), administrators and permitted assigns.

10.10	Language

The parties hereto acknowledge and confirm that they have requested that this Subscription Agreement as well as all notices and other documents contemplated hereby be drawn up on the English language. Les parties aux présentes reconnaissent et conferment qu'elles ont convenu que la présente convention ainsi que tous les avis et documents qui s'y rattachent soient rédigés dans la langue anglaise.